Registration No. 333-135648

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2/A
                             REGISTRATION STATEMENT
                              (Amendment Number 1)
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                             TOTALMED SYSTEMS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)


      FLORIDA                        8000                      201-883003
-----------------------     ----------------------------    ------------------
(State of Other Jurisdiction of   (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)     Classification Code Number)  Identification
                                                                           No.)



                1200 S.E. Maynard Road, Suite 203, Cary, NC 27511
                                  919-388-9480
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)


                         Mr. Brian D. Knight, President
                1200 S.E. Maynard Road, Suite 203, Cary, NC 27511
                                  919-388-9480
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                   Copies to:
                    The Law Office of James G. Dodrill II, PA
                            James G. Dodrill II, Esq.
                                5800 Hamilton Way
                              Boca Raton, FL 33496
                               Tel. (561) 862-0529
                               Fax: (561) 892-7787

                             ----------------------

                Approximate date of proposed sale to the public:
                 As soon as practicable after the effective date
                        of this registration statement.

                             ----------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].



         CALCULATION OF REGISTRATION FEE
================================================================================

      TITLE OF                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
   EACH CLASS OF                     QUANTITY TO      OFFERING PRICE          AGGREGATE        REGISTRATION
SHARES TO BE REGISTERED             BE REGISTERED      PER SHARE (1)       OFFERING PRICE          FEE
-----------------------------       ------------       ------------        --------------      ------------
Common Stock,
$.0001 par value to be sold
by selling shareholders              17,575,000           $1.50              $26,362,500          $2,821
                                     ----------           -----              -----------          ------

TOTAL                                17,575,000           $1.50              $26,362,500          $2,821
                                     ==========           =====              ===========          ======

================================================================================



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                  PROSPECTUS
                SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2006


                      17,575,000 Shares of Common Stock

TOTALMED SYSTEMS, INC.

         The Offering:

         This is our initial public offering. We are registering a total of 17,575,000 shares of our common stock all of which are being offered by selling shareholders and are being registered for sale at a price per share of $1.50 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions.

         There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

              Proposed Trading Symbol: OTC Bulletin Board - "TMSI"

                        ---------------------------------


      Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 7 of this prospectus.


                        ---------------------------------

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        ---------------------------------

         The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is November 1, 2006.

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----
Prospectus Summary                                                           3
The Offering                                                                 5
Summary Financial Information                                                6
Risk Factors                                                                 7
Forward-looking Statements                                                  12
Penny Stock Regulations                                                     13
Use of Proceeds                                                             14
Determination of Offering Price                                             14
Dividend Policy                                                             14
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                  15
Business                                                                    20
Directors, Executive Officers, Promoters and Control Persons                31
Principal Shareholders                                                      34
Selling Security Holders                                                    35
Description of Securities                                                   37
Certain Relationships and Related Transactions                              39
Indemnification                                                             40
Plan of Distribution                                                        41
Legal Matters                                                               44
Experts                                                                     44
Where You Can Find More Information                                         45
Index to Financial Statements                                               F-1

                              PROSPECTUS SUMMARY

         Because this is a summary, you should read the entire prospectus. You should specifically consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.

TotalMed Systems, Inc.


         We provide a TotalSuite of healthcare management software and services to physician practices, small critical access hospitals and healthcare provider
organizations.   Our objective is to provide our TotalSuite of products,
through a variety of sales delivery mechanisms, to the physician practice and critical access hospital (<100 beds) market segments. Our product selection is based upon addressing key pressure points in the overall medical facility market including regulatory compliance, reduction in medical errors and improved financial performance. Modular architecture allows products and services to accommodate client requirements and provide multiple sales opportunities. All products are available in either server or web-based versions hosted on our secure servers. Our products include:

1.	TotalNotes, a server or ASP based electronic health record software
        (EHR). This product is nearing completion of the first development stage of 2 that involves stabilization and enhancements to the existing product. TotalNotes is not dependant upon stage two to be completed before product sales can begin. TotalNotes is presented in two different versions; physician's practices and rural hospitals. TotalNotes for rural hospitals will be developed subsequent to the physician's version and is expected to be completed in the spring of 2007. The second stage will rewrite the two versions in the most recent .net programming language and will begin subsequent to completion of version one.

2.	TotalStaff is a multi-faceted program offering an extensive server or
        ASP based facility staffing and credentialing toolset, as well as on-site management services and web-based testing services. TotalStaff will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes.

3.	TotalHIPAA, a sophisticated program offering web-based management of all aspects of HIPAA compliance including initial assessment, remediation, implementation, and auditing as well as on-site evaluations and penetration studies. This product will be marketable as of July 2006.

4.	TotalOSHA, a web-based large facility program designed to manage all aspects of OSHA compliances including initial plan development, implementation, reporting, and ongoing monitoring. TotalOSHA will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes.

         We are a development stage company.   We were incorporated in Florida
on November 15, 2004 and have achieved $43,390 in sales through June 30, 2006. Through that date we have an accumulated deficit of approximately $5.2 million. As of September 30, 2006 we had $45,461 in cash to use in executing our business plan. At our current spending rate, unless additional funds are raised, we anticipate that we can fund our operations for a period of one month. Our principal office is located at 1200 S.E. Maynard Road, Suite
203, Cary, NC 27511. Our telephone number is 919-388-9480 and our website may be viewed at www.totalmed.com.

                                  The Offering

Securities Offered                                  17,575,000 shares of common
                                                    stock, all of which are
                                                    being offered by the
                                                    selling shareholders; See
                                                    "Description of Securities"

Common Stock Outstanding, before offering           27,575,000
Common Stock Outstanding, after offering            27,575,000

Proposed OTC Bulletin Board Symbol                  TMSI

Use of Proceeds                                     We will not receive any
                                                    proceeds from the sale of
                                                    common stock by our selling
                                                    shareholders. See "Use of
                                                    Proceeds."

Dividend Policy                                     We do not intend to
                                                    pay dividends on our common
                                                    stock. We plan to retain
                                                    any earnings for use in the
                                                    operation of our business
                                                    and to fund future growth.

                          Summary Financial Information

The following is a summary of our audited financial statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and our audited financial statements and the notes therewith.




                                                  Year Ended
                                                 December 31,        June 30,
                                                     2005              2006
                                                 ------------      ------------

Statement of Operations Data:
Total Revenue                                    $          0      $     43.390
                                                 ============      ============

Cost Of  Services                                $          0      $     13,769
                                                 ============      ============

Net Loss                                         $ (2,952,404)     $ (2,225,274)
                                                 ============      ============


                                                     As of
                                                   June 30,
                                                     2006
                                                 ------------
Balance Sheet Data:
Cash                                             $    101,005
                                                 ============

Total current assets                             $    113,772
                                                 ============

Total assets                                     $    197,708
                                                 ============

Total liabilities                                $    430,446
                                                 ============

Total stockholders' equity                       $   (232,738)
                                                 ============

Total liabilities and stockholders' equity       $    197,708
                                                 ============



                                  RISK FACTORS

         The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. The Company's management believes that the following risk factors discuss all material risks faced by the company. Please carefully consider these risk factors, as well as all other information in this prospectus.

         Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.


We have a limited operating history, are not presently profitable and through June 30, 2006 have only achieved $43,390 in revenues.
====================================================================


         We have a limited operating history upon which prospective investors may base an evaluation as to our likely performance. We are subject to all the substantial risks inherent in the development of a new business enterprise. No assurances can be given that our business will ever be successful or that we will ever be or remain profitable.

         As a newly formed venture our success is dependent upon numerous factors, many of which are beyond the control of our management. Our success will depend in part on our ability to deal with the problems, expenses, and delays frequently associated with establishing a new business venture. There is no assurance that our operations will ever be profitable.

We have minimal operating capital and will likely seek financing in the future.
======================================================================


         The growth of our business will require significant capital. We do not presently have adequate cash from operations or financing activities to fully execute our business plan as we would like. As of September 30, 2006 we had approximately $45,461 in cash on hand to use in executing our business plan. At our current spending rate, these funds will only support our operations for approximately one month.


         There can be no assurance that we will be successful in executing our plan or achieving profitability. Due to our early stage of development, there is a substantial risk that all investors may lose all of their investment.

We may not be able to obtain sufficient funds to grow our business or obtain funds at favorable terms, or at all.
======================================================================


         We intend to expand our business and we expect to generate additional revenue during the next twelve months of operations.
However, if our capital needs exceed our expenditures, or our revenues do not meet expectations, we may need additional financing. Our ability to obtain additional financing will be subject to a number of factors, including market conditions and our operating performance. These factors may make the timing, amount, terms and conditions of additional financing unattractive for us, or we may be unable to raise additional funding at any terms. If we need funds and cannot raise them on acceptable terms, or at all, we may not be able to develop or enhance our service offerings, take advantage of future opportunities or respond to customers and competition.



         Any equity or debt financings, if available at all, may affect our operations and, in the case of equity financings, may result in dilution to existing stockholders.


We do not currently have any products which we are selling.
============================================================

Although we have entered into several contracts for the private labeling of certain software packages, we do not currently have any completed products which we are selling. If we are unable to acquire or develop completed products to sell, we will not be able to generate any revenues and in all likelihood will be forced to close our business. If we are forced to close our business the market price of our securities will likely decrease substantially and shareholders will potentially lose the full amount of any investment into the company.

We have not commenced full operations and we may not be able to achieve or maintain profitability.
=================================================================

     We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.


     If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

     We anticipate that in the future we will make significant investments in our operations, particularly to support research and development and marketing activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from financing activities, as we develop and introduce products and enter into various markets. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.





Our independent auditor has expressed doubts about our ability to continue as a going concern.
=======================================================================


         We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and we have not achieved any material revenues. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


We May Have Difficulty Managing Our Growth.
==========================================

         We anticipate that our company will grow significantly in the near future. Our ability to manage growth effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage additional resources in marketing, sales, operations and administrative positions. Our management may not be able to manage growth effectively, or may be unable to recruit and retain personnel needed to meet our needs. If we are unable to manage growth or hire necessary personnel, our business could be materially harmed.

We are dependent on the services of our CEO and our COO and the loss of those services would have a material adverse effect on our business.
======================================================================


         We are highly dependent on the services of Brian Knight our CEO and Chairman of the Board and on James Sterling our Chief
Operating Officer. Messrs Knight and Sterling contribute to our overall corporate strategy. The loss of the services of either of these individuals would have a material adverse effect upon our business and prospects. Without their services we would likely not be able to execute our business plan unless and until we found a replacement with similar experience. There can be no assurance that we could find such a replacement or that if we did that we could persuade such individual to accept employment with us on acceptable terms, or at all. We do not currently have "key man" insurance on either Mr. Knight or Mr. Sterling and we do not anticipate purchasing such insurance in the near future, if ever.

Our CEO and COO have the voting power to substantially influence our affairs and may make decisions that do not necessarily benefit all shareholders equally.
======================================================================


         As of the date of this prospectus, each of Messrs. Knight and Sterling are the holder of approximately 20% of our outstanding common stock, for a total of approximately 40% ownership. Consequently, Messrs. Knight and Sterling are in a position to substantially influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs in general. Messrs. Knight and Sterling's decisions may not necessarily reflect those of our other shareholders.

There has never been a market for our common stock and you may not be able to buy or sell our stock at will.
=================================


         We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company. These are often known as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.

We have arbitrarily determined the offering price. Accordingly, the price you pay may not accurately reflect the value of our common stock and you may not be able to sell the common stock for at least the offering price or at any price at any time.
======================================================================

         We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

There is no assurance of future dividends being paid.
====================================================

         At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our board of directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

This prospectus includes forward-looking statements that involve risks and uncertainties regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing and future economic performance. These forward-looking statements include statements under the captions "Prospectus
Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements that apply only as of the date of this prospectus. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate," "could," "feel," "believes," "plan," "should," "will" and other similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

                             PENNY STOCK REGULATIONS
                             -----------------------

         We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

         Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of securities being offered by our selling shareholders.


                         DETERMINATION OF OFFERING PRICE

         Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                                 DIVIDEND POLICY

         It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, our financial condition, our capital requirements and other factors that the board of directors may think are relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our financial condition and plan of operation. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview
-----------------

       We were incorporated as a Florida Corporation on November 15, 2004 as a development stage company. We intend to provide healthcare management software, security hardware and services to physician practices, small critical access hospitals and healthcare provider organizations.

Results of Operations
-------------------------------------

Quarter Ended June 30, 2006 Compared to Quarter Ended June 30, 2005
-----------------------------------------------------------------------


       We continue to develop the software in our industry at significant cost. From Company inception we have not generated revenues from our software development. We are uncertain as to the time necessary for this development and anticipate generating revenue during the current operating year; however there is no guarantee that we will be successful during the current year as there are uncertainties regarding software development. For the quarter ended June 30, 2006, the Company spent $1,445,461 for general and administrative expenses as compared to $1,907,328 during the quarter ended June 30, 2005. The decrease of $461,867 was largely due to a reduction in the number of consulting shares issued. There was also a material decrease in amounts spent on incentive commissions and outside consultants. Approximately 25% of the aforementioned decrease was reabsorbed in an increase to payroll expense when compensation was restructured by the Company. The Company expects general and administrative expenses to remain consistent with the current quarter activity for the next twelve months, with Director compensation anticipated to begin in the third quarter of 2007.

       During the three months ended June 30, 2006, cost of goods sold is reported against no revenue for the period. The costs recorded are associated with an agreement by management to provide the software license subscription necessary for one of its master distributors. The Company is paying a subscription license fee to Dr. Notes for $1,089 for a term of 60 months.

Six Months Ended June 30, 2006 Compared to Six Months Ended June 30, 2005
-----------------------------------------------------------------------

       During the six months ended June 30, 2006, approximately $12,000 was spent on outfitting the sales/marketing office in El Paso with appropriate fixtures and computers and the deposit for the leased space. The Company also purchased software by Netsuite for $28,000, which is intended for internal use of the Company. Management will use this software to track the activities of its sales force as well as provide an online environment for its traveling sales staff and distributors to manage their customers.

Year Ended December 31, 2005 Compared to Period Ended December 31, 2004
-----------------------------------------------------------------------


       Because the Company was incorporated on November 15, 2004, the period ended December 31, 2004 was only approximately six weeks in length and therefore the Company had only minimal activities during this time. For the period ended December 31, 2004, the Company had general and administrative expenses of $15,060 that were primarily Company start-up costs. During the year ended December 31, 2005, the Company incurred $2,952,212 of general and administrative costs that were largely marketing and consulting expenses. Software development costs for fiscal year 2005 and 2004 were $20,000 and $0.00 respectively. Once the Company has fully developed a software package that in the view of the Company's management will be available for sale, the development costs incurred will then be capitalized in accordance with generally accepted accounting principles.

Impaired Asset
-----------------------

       During the period beginning May 11, 2005 and extending through June 28, 2005, the Company entered into an agreement with Dr. Notes to acquire a private label version of their EMR program - at a cost to the Company of $250,000 plus training. Over the next several months, Dr. Notes failed to provide the Company with the software version purchased, and also failed to provide access to the needed reference accounts the Company required to begin pre-marketing the anticipated private label software. The situation between the two companies continued to deteriorate throughout the remainder of 2005 and early 2006 until Company management decided, in the spring of 2006, that the situation was untenable.

       In June, 2006, the Company severed its relationship with Dr. Notes. A letter demanding the return of the $250,000 that the Company had spent to acquire the private label version of the Dr. Notes software was sent, received and acknowledged by Dr. Notes CEO, Angel Garcia, M.D. Significant documentation outlining the myriad of ways in which Dr. Notes both failed to deliver a working version of the private label software to the Company and mislead it as to the stability and overall satisfaction of its customer base has been submitted to the CEO of Dr. Notes and is on file with our attorney.

       During our relationship with Dr. Notes, we sold one physician office a prototype version of the private label software fully expecting to receive the final version - which never occurred. This was our only sale, since Dr. Notes violated the terms of our agreement. We continue to send the required monthly payment to Dr. Notes to ensure this customer remains operational. All service and support for this customer are provided by the Company.

       To our knowledge, Dr. Notes is in dire financial straits. Although we do not keep an eye on them from day to day, there is no indication in the EMR marketplace that they are generating any sales. If they are receiving any revenue at all, it is probably coming from those customers still paying for technical support. The company has switched addresses several times and there appears to have been some attempt to assign the core software to Intracare Corp. Since we have no ongoing communication with Dr. Notes, details as to their changes in location and other transactions are not made available to us.

       Since we anticipated the termination of our relationship with Dr. Notes at the beginning of 2006, we began pursuit of other EMR software. The Company expects to acquire another product in July 2006 that is now being re-worked to become the true TotalNotes EMR of record.
Management anticipates release of this product in September, 2006.
Since the Company now owns the source code for this product, management believes we are in a much better position overall than we would have been had we continued with the Dr. Notes private label project.

       Although the Company has received $43,390 in revenue related to Dr. Notes, it does not expect to realize additional revenues from the use of this product and has reduced the value of the asset to $0.00.
On June 27, 2006, the Company's legal counsel was retained to represent them in this matter, demanding the return of the Company's investment of $250,000. This matter is not expected to have a material impact on operating results in the future.

Deposits Received on Territory Purchases
-------------------------------------------------------------

       During the quarter ending June 30, 2006, the Company received $120,000 towards two separate purchases of territory rights for master distributorships. The first is a Master Distributorship for the territory that covers Washington, Oregon, California, Nevada, and Arizona. The second is a Master Distributorship, whose territory covers Mississippi, Louisiana, Alabama, and Arkansas. The total amount of deposits held by the Company for these distributorships is $345,000. Written agreements are in place with respect to the purchase of these territories. Revenue for the sales of these territories is recognized on the gross method due to the contractual contingency that rights are not transferred until the territory purchase is paid in full. The territory rights are perpetual unless either party fails to comply with the provisions of the agreement.


OEM Remarketing Agreement
-------------------------------------------

       On March 27, 2006, the Company entered into an agreement whereby rights were given to copy and distribute copies of MedWisdom software. The agreement further grants the Company the right to use the software for marketing and demonstration, and for the training of customers.
The Company is currently developing the interface with third party billing software partner, MedWisdom.

Plan of Operation
-----------------------------

Twelve-Month Proforma for Working Capital Requirements
-----------------------------------------------------------------------

       To date, the Company has raised approximately $2,025,000 in private placements that are exempt from registration with the Securities and Exchange Commission. All shares issued through such offerings are restricted until registered with the Commission. There are uncertainties as to whether the Company will be successful in raising capital in the future. To assist with the significant expenses in consulting, software development, and sales/marketing, the Company issues stock for services so as to reduce the significant amount of cash that is needed. Thus far the Company has been in a positive cash flow situation and plans to continue to raise capital for its future needs. To date, the Company has received five shareholder loans totaling $175,000. The balance with interest as of June 30, 2006 is $81,236. Management feels that additional loans could be secured if needed based upon the performance on prior loans, however these loans are entered into at the option of the lenders.

       As of September 30, 2006 the Company has approximately $45,461 which will be used during the time period until further cash is raised in the capital markets or revenue is generated through the sale of distributorships and product. The Company anticipates that during the next twelve months it will generate revenue in the amount of $14,000,000. Implementation of three delivery mechanisms for generating sales has already begun and the Company is currently selling Master Distributor territories. Conservative projections of 6-8 Master Distributor territory sales, 300-350 product license sales, and 10-12 rural hospital sales for the initial twelve-month period suggest that the Company will achieve its revenue projections.

Twelve-month projected income and expense upon revenue recognition:

Revenue
       Master Distributorships				  $1,500,000
       Product License Sales                               3,300,000
       Rural Hospital Sales                                9,200,000
                                                          ----------
                        Total Revenue                               $14,000,000

Cost of Sales
       Software Development & Source Code Acquisition      4,050,000
       Salaries/Benefits/Bonuses/Commissions/Consulting    3,500,500
       IT Services                                           285,000
       General & Administrative                              374,000
                                                          ----------
                                Total Cost of Sales                 $ 8,209,500

Projected Net Profit for twelve months                              $ 5,790,500

Revenues related to product license sales will be recognized monthly in accordance with the terms of the software license agreement. The pricing is a fixed and determinable number that is defined in the product license agreement. All product sales related to network computers, hardware, or installation are recognized upon installation. Customer training for software will be recognized upon completion of training. The Company annualizes fees for data storage and provider software maintenance and revenue will be amortized over the subsequent twelve-month period in which it covers.

                                   BUSINESS
                            ---------------------

GENERAL OVERVIEW
-------------------------------------

         We provide a TotalSuite of healthcare management software and services to physician practices, small critical access hospitals and
healthcare provider organizations.   Our objective is to provide our
TotalSuite of products, through a variety of sales delivery mechanisms, to the physician practice and critical access hospital (<100 beds) market segments. Our product selection is based upon addressing key pressure points in the overall medical facility market including regulatory compliance, reduction in medical errors and improved financial performance. Modular architecture allows products and services to accommodate client requirements and provide multiple sales opportunities. All products are available in either server or web-based versions hosted on our secure servers. Our products include:

1.	TotalNotes, a server or ASP based electronic health record
software (EHR). This product is nearing completion of the first development stage of 2 that involves stabilization and enhancements to the existing product. TotalNotes is not dependant upon stage two to be completed before product sales can begin. TotalNotes is presented in two different versions; physician's practices and rural hospitals. TotalNotes for rural hospitals will be developed subsequent to the physician's version and is expected to be completed in the spring of 2007. The second stage will rewrite the two versions in the most recent ..net programming language and will begin subsequent to completion of version one.

2.	TotalStaff is a multi-faceted program offering an extensive
server or ASP based facility staffing and credentialing toolset, as well as on-site management services and web-based testing services. TotalStaff will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes.

3.	TotalHIPAA, a sophisticated program offering web-based management of all aspects of HIPAA compliance including initial assessment, remediation, implementation, and auditing as well as on-site evaluations and penetration studies. This product will be marketable as of July 2006.

4.	TotalOSHA, a web-based large facility program designed to manage all aspects of OSHA compliances including initial plan development, implementation, reporting, and ongoing monitoring.
TotalOSHA will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes.

INDUSTRY OVERVIEW
--------------------------------------

         According to Gartner Dataquest (2003), in healthcare, the leading drivers of IT investment include patient safety, the rising cost of delivering and managing healthcare, the need for integrated cost containment strategies, rapidly changing patient demographics and demands, the push for process standardization and automation, and regulatory requirements, such as the Health Insurance Portability and Accountability Act (HIPAA) of 1996.

       Healthcare Industry Background

         The U.S. Department of Health and Human Services, in its national Health Expenditures Projections released in January 2003, forecast that health expenditures would reach $3.1 trillion in 2012, growing at an average annual rate of 7.3% during the period 2002-2012. As a share of the Gross Domestic Product, health spending is projected to reach 17.7% by 2012, up from its 2002 level of 14.1%.

         Healthcare providers are seeking to cut costs, increase productivity and enhance the quality of patient care through improved access to information throughout the entire physician practice, hospital or integrated healthcare network. In order to simultaneously reduce costs and enhance the level of patient care, physician practices and hospitals require comprehensive, cost-effective information systems that deliver rapid access to fully updated and complete patient information.

        Reimbursement

         The reimbursement environment has continued to evolve with more healthcare providers entering into contracts, often with multiple entities, which define the terms under which care is administered and paid for. The diversity of payer organizations, as well as additional government regulation and changes in reimbursement models have greatly increased the complexity of pricing, billing, reimbursement, and records management. To operate effectively, healthcare provider organizations must efficiently manage patient care and related information and workflow processes.

       Healthcare Legislation (HIPAA)

         The Healthcare Insurance Portability and Accountability Act of 1996 (HIPAA), was enacted to improve the efficiencies of healthcare by standardizing the interchange of electronic data, and to protect the security and confidentiality of Protected Health Information
(PHI). New national standards, covering specific types of electronic health information transactions and the data used in such transactions, now require healthcare providers to adopt policies and practices to ensure the integrity of PHI.

         Our management believes that the HIPAA regulations have and will continue to stimulate the purchase of computer-based patient health systems that automate the collection, use and disclosure of patient health information, while maintaining appropriate security and audit controls over the information. We expect that a significant increase in market activity will begin in 2006 and continue for several years.


PRODUCTS AND SERVICES
---------------------------------------------

Products
----------------

         We have selected our products and services to meet a combination of market demand for regulatory compliance, reduction in medical errors and improved financial performance. We have entered into several Private Label software agreements, none of which require governmental approval.

       TotalNotes

         We have entered into a Private Label Agreement with Dr. Notes, an Electronic Medical Record software manufacturer based in Boca Raton, Florida which has been in business since 1987. In December, 2005, key TotalMed personnel completed the final phase of sales and technical training on its custom software, TotalNotes. At that time our management and the CEO of Dr. Notes identified several areas where TotalMed would assume an expanded function. The first was to assist in developing an expanded version of the software for small hospitals. The second called for us to take possession of all existing Dr. Notes leads and begin developing them into TotalMed sales. As of June 2006, management has discontinued the arrangement with Dr. Notes and the agreement is pending litigation.

       TotalHIPAA, TotalOSHA

         We have entered into a Private Label Agreement with The Compliancy Group, a Long Island based company that develops rule-set based software programs in the area of HIPAA (Health Insurance Portability and Accountability Act), JACHO (Joint Commission on Accreditation of Healthcare Organizations), and OSHA (Occupational Safety & Health Administration compliance). The Compliancy Group has developed software, incorporating financial rule sets, which is targeted for the financial/investment community and it is understood that they intend to present its product to the Securities and Exchange Commission to track the adherence to regulations of emerging public companies. In November 2005, two products were completed by The Compliancy Group which address 2006 regulatory compliance as it relates to medical facilities. These products are TotalHIPAA and TotalOSHA.

       TotalStaff

         We have entered into a Private Label Agreement with Nymbus Interactive Systems to develop a multi-faceted software package to track both full and part time employees of medical facilities as far as work flow, scheduling, and emergency availability in the case of staff shortages. This program also tracks all applicable credentialing for medical staff members and flags facility management when a potential credentialing problem could put the facility at risk. This product is called TotalStaff.


       Security Hardware

         The Company will provide security hardware related to communication/network hardware that is associated with onsite IT services. Devices would include routers, switches, and wireless access points that offer encryption and multiple levels of access.

SERVICES
---------------------
         The Company will provide ongoing services to its customers that will include onsite IT services as well as remote IT services associated with the ASP hosting company. These services will include but are not limited to account management, off-site data storage, and disaster recovery.


TRADEMARKS AND TRADENAMES
------------------------------------------------------
       We have trademarks for TotalNotes, TotalHIPAA, TotalOSHA,
TotalStaff and TotalSupport. When we believe it is appropriate we will seek patent or trademark protection for other products, marks or services.



SUPPLIERS
----------------------
         The company does not depend upon any single source of supply for any of production component.

SALES STRATEGY
--------------------------------

         	Our primary focus is the underserved small physician (<20 physician practices) and critical access hospital (<100 beds) market segments. As a result of management's decision to withdraw from the Company's agreement with Dr. Notes, we do not currently have any products which we are selling. Key sales and marketing initiatives are based on demonstrating revenue enhancement and stabilization potential, as well as building, maintaining and leveraging TotalMed's focus on TotalSuite's web-based tools to demonstrate the tremendous Return on Investment associated with all products and services.

         	We believe that our cost effective, secure, and flexible TotalSuite products, services, and ASP solutions allow us to take advantage of increasing market opportunities in target sectors. All distributor management, recruiting, and administrative support are provided through our office in Cary, NC. Marketing, inside sales support for all products as well as distributor sales personnel are provided through our office in El Paso, Texas. IT services and ASP support are provided by our office in San Antonio, Texas. Direct sales support personnel and distributors are deployed across the United States. We support all outside sales efforts through a combination of inside sales and technical sales personnel, all of whom perform demonstrations of all TotalSuite products and assist potential clients in determining proper hardware and software configurations.

       Positive Return on Investment for Physician Practices
       -----------------------------------------------------------------

         	We project that targeted physician practices should experience an approximate increase in practice revenues equaling 20% as a result of implementing key products from the TotalSuite family.

The cumulative increase in practice revenues of approximately 20% is based upon the following:
1.	Implementation of TotalNotes EMR.  Financial benefits for the practice through utilization of this program include:
a.	Virtual elimination of Transcription costs
b.	Virtual elimination of costs associated with pulling paper
        charts
c.	Transfer of applicable duties presently performed by
        physician to other qualified staff members - increase physician time to spend with patients
d.	Increased accuracy of E&M coding and billing
e.	Virtual elimination of lost or undocumented charges or
        tasks
f.	Increased daily patient throughput due to automation of
        practice
g.	Potential reduction in Malpractice and E&O Insurance dye to
        automation of practice
h.	Reduced labor associated with processing prescriptions, lab
        orders, radiology orders, etc. due to practice automation
i.	Reduced costs associated with proper Disease and Clinical
        Management of patients
2.	Implementation of TotalPM patient billing program and TotalCal patient scheduling program.  Financial benefits include:
a.	Increase in accuracy of bills submitted to 3rd party payers
b.	Better tracking and collection of remaining payments to be
        made by patients
c.	Faster payment of bills submitted due to electronic
        submission

d.	Faster reconciliation of rejected bills due to more
        complete patient data stored electronically
e.	More effective scheduling of patients due to web-based
        patient interaction

         	Critical access hospitals acquiring our products and services should also experience an increase in revenue, although the percentage will be dependent on what components are implemented, the manner in which they utilize ASP services, and the degree of participation by outlying physicians.

         	Key sales and marketing initiatives will focus on working within target markets to demonstrate solution performance and exploring the commercial feasibility of adopting one or more components of TotalSuite's products and services. We will rely on key referral installations for the small physician practice market segment, and existing relationships at the local, state, and national level to begin implementation of our solution within the medical specialty and critical access hospital market segments.

         	These types of tangible ROI focused sales and marketing efforts will be underscored by various quality-of-care improvements that co-exist with implementation of TotalSuite products and services including regulatory compliance, reduction in medical errors and improved financial performance.

       Critical Access Hospitals (<100 beds)
       ----------------------------------------------------

         	We markets our products and services to critical access hospitals, which are defined as short term hospitals that have facilities, medical staff and all necessary personnel to provide diagnosis, treatment and care of a wide range of acute conditions including injuries. According to the American Hospital Association Statistics, in 2004the non-federal critical access market consists of approximately 5,000 hospitals within the United States.
Differentiation within this market is by locale (rural/urban) and number of beds.

         	Approximately 2,800 critical access hospitals are located in urban areas and approximately 2,200 are located in rural areas. Hospitals with fewer than 100 beds constitute approximately 71% of the total critical access market and account for approximately 20% of the
aggregate expenditures   on information technology.

         	There are two distinct sub-segments within the critical access hospital market. The first is defined as:

         1.       Under 35 beds
         2.       Residing in a town of 15,000 or less

         	This category, if they can show a break-even financial status over the last three years, should qualify for federally guaranteed low interest HUD 242 loans of between $2M and $7M for capital improvements and technology upgrades.

         	The second is defined simply as those critical access hospitals of under 100 beds. It they can show a break-even financial status over the last three years, they should be eligible for federally guaranteed low interest loans of up to $100M for capital improvements and technology upgrades.

         	The key to our critical access hospital program is to work with two key strategic alliance partners; a regional HUD loan administration organization, and a nationally approved HUD lender, to qualify applicable hospitals in both segments for these federally approved loans. We have established relationships with both entities.
The administration company is Community Builders International, with offices in El Paso, Texas and San Diego, California. The lender associated with Community Builders is Prudential Financial.

         	Through these relationships, we can assist the hospital in securing the capital improvements they require. And at the same time, we can provide TotalSuite ASP services for all applicable products to not only the hospital, but all outlying physicians as well. Not only can we secure all funds for our products and services in advance, we can do so with no appreciable discount. This strategy provides a classic win-win situation for the hospital, surrounding medical practices and clinics, and us.

       Medical Specialty Organizations

         	TotalMed has identified several medical specialty organizations with which it is forming relationships for the purpose of providing software and services to members within those organizations. Since TotalMed's software products are ASP based, we are able to offer targeted specialty organizations the ability to share medical information, which resides on our HIPAA compliant host computers, between participating members. Due to the nature of our TotalNotes EMR software, we are also able to customize the program to the specific needs of some targeted organizations. Customization includes specific functions such as for Cardiology or Orthopedics, cosmetic changes including specific logos or private labeling, and some language customization for organizations such as the Cuban American Medical Association which may have a need for certain portions to be written in Spanish.

       	We have ongoing relationships with Medical Specialty
Organizations at the local, state, and national level. These organizations include:

         1.       County Medical Organizations

         2. National Specialty Organizations in the areas of Cardiology, Orthopedics & Physical Therapy, and
                  Oral and Facial Surgery

         3.       National ethnic medical associations

         4. National professional organizations such as the Association Of Practice Managers

         5. Regional organizations focused on certified medical billing

         	We are working with several of these organizations to develop a national central data repository to be used to store, in a HIPAA secure, isolated environment, data associated with the initiatives of several of the above health organizations. There are several clinical reasons why we are providing a vehicle to assist these organizations in collecting this data. These include:

          1. Allowing clinical data to be deposited into one central data repository to allow extensive data mining;

          2. Linking all association members involved in the treatment of the core diseases they are focused on;

          3. Assisting association members in collecting, inputting, and accessing treatment, medication, laboratory, and diagnostic imaging information online, in real time;

          4. Allowing total management of patient health information in the central data repository to enhance identification of prevention protocols, maximize effectiveness of drug treatment programs, and promote expanded clinical and reverse clinical trials.

MARKETING
-------------------------

         	To create the overall image we were looking for we executed a partnership agreement with Medical Leverage, an organization, based in the greater Raleigh, NC area that provides medically-oriented marketing and advertising services to a significant customer base including companies on the Fortune 500 listing. In conjunction with Medical Leverage, we have completed development of all collateral materials which include our corporate brochure, product data sheets, web and DVD presentations, product naming and trade marking, and both online and hard copy customer training materials. Our full service website, as well as our trade show structure including booth and TotalSuite graphics is also complete.

WEBSITE
-----------------

         We believe that our website (www.totalmed.com) is a particularly strong marketing tool that yields cost effective, worldwide exposure. Our website continues to receive several leads daily through its interactive section where interested parties may request information online. The website features our primary product models along with general information describing the manufacturing facility, location, product specifications, product pricing and optional upgrade pricing. We also use the website to promote our apparel and accessories, which is an additional source of revenue and exposure for our product and brand image.


GROWTH STRATEGY
------------------------------------

         We have multiple strategies to quickly establish the company as a major supplier of software products and associated ancillary services in our targeted market segments.

       Expand Field Distribution Channel

         We have begun recruiting medical distributors with physician partners throughout the U.S. Due to our existing relationships with quality medical distribution organizations, we expect the number of distributors offering TotalMed's products and services to reach 20 by the end of 2006, 45 by the end of 2007, and 60 by the end of 2008.



       Launch Small Hospital Networked EMR/Data Management Solution

         During 2006, we intend to launch our national EMR/Data
Management Solution marketing program targeting critical access hospitals with fewer than 100 beds and the surrounding loyal physician base averaging 30 - 60 practices.

       Launch Financial Instrument Division

         We have made arrangements to present low cost Malpractice Insurance offered through Old Granite Insurance Company to select physician specialty organizations with whom we have existing relationships. We will also be offering limited financial planning services to these same organizations.

       Generate Multiple Monthly Income Streams Through ASP Hosting

         Our major focus is ASP hosted services. This type of service builds monthly income at a rate equal to total license sales of applicable products. Our management envisions three income streams as a result of ongoing license sales.

1.	Sales to physician offices through our national distributor
        network.
2.	Sales to local, regional, and national medical organizations with whom TotalMed forms specific distribution arrangements.
3.	Sales to rural hospitals and the physicians within close
        proximity to those hospitals that we will network together.

COMPETITION
--------------------------

         Healthcare provider markets are highly competitive and characterized by rapid changes due to regulation and technological improvements. The healthcare industry is currently being driven by process optimization initiatives especially as it relates to HIPAA compliance, reducing medical errors and improving financial performance.


       TotalMed's existing products and services compete with other companies currently in the market, as well as other companies that may enter the market with emerging technologies. Through TotalSuite, TotalMed has established a unique Value Added Sales Strategy to compete with other established companies with potentially competitive products. This is done through the use of manufacturer operating history, facilities, personnel, and stabilized financial resources. "Stabilized financial resources" refers to the resources of the physician end-user of TotalSuite. This stabilization is accomplished by the following:

1.	Implementation of TotalNotes EMR that provides tools to ensure the constant accuracy and completeness of the physician end-user's patient exam, diagnosis and treatment plan. Increased consistency in these areas leads to improved patient billing documentation and accuracy that helps with financial resource stabilization.

2.	Implementation of TotalNotes PM billing software.  The tools provided by TotalPM allow for increased accuracy of patient billing electronic submissions to payers, resulting in more consistent and timely payments.

3.	Implementation of TotalCal web-based scheduling software.  The tolls provided by TotalCal allow patients to schedule their own appointments with the physician end-user's scheduling software as well as allowing referring physicians to directly schedule their own patient referrals with the physician end-user's scheduling software. This direct interaction will result in an increase in appointments kept, thereby stabilizing the financial resources of the practice.

       The competitive edge offered by TotalSuite is due to the integration of the products mentioned above into a single software package installed into the physician end-user's practice, allowing all three components to contribute to overall stabilization of the financial resources of the practice. This is in comparison to the practice having to acquire disassociated software that is not integrated to attempt to achieve the same desired effect.

          	This combination of factors, in conjunction with TotalMed's ability to rapidly expand its distribution base, and focus on Medical Specialty Organizations, allows it to provide multi-faceted software, hardware and service solutions through the ASP model.

LEGAL PROCEEDINGS
---------------------------------------

         	On June 27, 2006, Larry Gillen, PA of Winston-Salem, North Carolina was retained to represent the Company in a matter involving a contractual arrangement via a Private Reseller's Agreement with Dr.
Notes, demanding the return of the Company's investment of $250,000.
This matter is not expected to have a material impact on operating results in the future and is pending litigation.


EMPLOYEES
-------------------------

         	As of the date of this prospectus we have 9 full-time employees, including 3 in customer support, 3 in sales/marketing technical support, 1 in administration and 2 in management. We presently have no labor union contract with any union and we do not anticipate unionization of our personnel in the foreseeable future. We believe our relationship with our employees is good.

DESCRIPTION OF PROPERTY
-----------------------------------------------

       Our principal office is located at 1200 S.E. Maynard Road, Suite 203, Cary, NC 27511. We lease this facility from an unrelated party. Within this office, there are three employees, one in each of management, administrative, and customer support personnel.

       Our sales and support office is located at 6044 Gateway E., Suite 304, El Paso, TX 79905. This facility is leased from an unrelated party and one management and two customer support personnel are at this location. The Company employs three other personnel in technical support who report to the El Paso office; one help desk, one sales support, and one programming support.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE
----------------------------------------------------------------------
----------------------------------

         We have had no disagreements with our accountants on accounting and financial disclosures.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

         Our directors, executive officers and key employees are as follows:



Director
Name                       Age        Position                                           Since
----                       ---        --------                                           -----
Brian D. Knight            59         Chief Executive Officer, President and             2004
                                       Chairman of the Board of Directors
James A. Sterling          59         Chief Operating Officer, Chief Financial           2004
                                       Officer and Director
Laurence Watkins, M.D.     59         Director                                           2004

The Company's board has not established any committees such as executive, audit, nominating, compensation or governance committees.


         Brian D. Knight. Mr. Knight has over 30 years of infield recruiting, sales, and marketing experience in both the insurance and medical arenas. From 2000 until co-founding the Company in 2004 he was the President of Crown Medical Systems. He began his career with Prudential of America, quickly moving into Management. He has been a successful Branch Manager with Canada Life, a recruiting Vice President with the Heritage Group of Companies, as well as a Vice President and co-founder of the Investment Center (one of the largest insurance brokerage groups in Ontario). Mr. Knight has recruited and managed large sales forces, always reaching sales projections with a high success rate in agent retention and productivity. Brian has a Bachelor of Administration degree from Wilfred Laurier University. He has attended many insurance and medical billing seminars and training courses, as well as received numerous branch and personal sales awards.

         James A. Sterling. Mr. Sterling has over 30 years experience in sales, marketing and customer service within the physician office, clinic and hospital marketplace. From 2000 until co-founding the Company in 2004 he was the Vice-President of Crown Medical Systems.
He spent the first 15 years in technical service, occupying various management positions for Coulter Electronics, a leading manufacturer of computerized blood analysis equipment. In 1983, he became National Service Manager for a start-up company manufacturing ambulatory EKG monitoring equipment and was later promoted to National Sales Manager. In 1986 he, as Vice President of Sales and Marketing, was a key member of the start-up team of Advanced Medical Products, also a manufacturer of ambulatory EKG monitoring equipment.


         In 1989, he started his own consulting company providing sales, marketing, and technical strategic planning services utilizing a variety of medical equipment and software manufacturers. In 1998, he expanded into computer services and training and accepted an Executive Vice President position with Turnkey Services and Systems, Inc., an El Paso firm specializing in data acquisition software and hardware products in several market segments including hospital automation and security. He has received a BA degree in Business Administration as well as an MBA from Edenvale University. In addition, he has taught A+ computer operating system and hardware classes at El Paso Community College.

         Laurence Watkins, M.D. Dr. Watkins, a Cardiologist, was with Martin Memorial Health Systems from April 1996 to September 2000 and with Healthy Heart Center in Port St. Lucie, Florida, since October 2000, where he is Director of Medical Office Cardiology.

         He is a medical graduate of McMaster University, and completed postgraduate training in internal medicine at McGill University, McMaster University and the University of North Carolina at Chapel
Hill. He was a Robert Wood Johnson Clinical Scholar at the University of North Carolina, completing a Master's Degree in Public Health with research in epidemiology. He completed a cardiology fellowship at the University of North Carolina. Later, he was an Assistant Professor of Medicine at the Medical College of Georgia in Augusta before entering private practice in 1985. He has been a consultant to the National
Heart, Lung and Blood Institute. He served as a Member of the Coordinating Committee of the National Cholesterol Education Program for ten years. He has published numerous articles and book chapters in the areas of hypertension, dyslipidemia and cardiovascular disease in African-Americans and has lectured widely on these subjects. He is a fellow of The American College of Cardiology, The American College of Physicians and The
Royal College of Physicians of Canada.

Directors' Remuneration


         Our directors are presently not compensated for serving on the board of directors. It is anticipated they will begin receiving compensation in the third quarter of 2007 and that such compensation will be consistent with public companies in the sector and of like size and profit.


Executive Compensation

Employment Agreements

         We have not entered into any employment agreement.

Summary Compensation Table

            The following table sets forth the total compensation paid or accrued for the years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer, Brian D. Knight. There is no other individual currently serving as an executive officer or that served as an executive officer at the end of our last fiscal year who had annual compensation equal to or which exceeded $100,000.




Annual Compensation

------------------ -------- ---------- -------- ------------- ------------------ ------------ --------- --------------

                                                     Other        Restricted      Securities                 All
                                                    Annual          Stock         Underlying    LTIP        Other
     Name            Year     Salary     Bonus   Compensation       Awards         Options     Payouts   Compensation
------------------ -------- ---------- -------- ------------- ------------------ ------------ --------- --------------
Brian D, Knight      2005     120,000
------------------ -------- ---------- -------- ------------- ------------------ ------------ --------- --------------
                     2004           0                             5,000,000
------------------ -------- ---------- -------- ------------- ------------------ ------------ --------- --------------


Stock Option Grants in the past fiscal year

         We have not issued any grants of stock options in the past fiscal year.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:



-------------------------------------------------- -------------- ------------- -----------
                                                      Number of     Percent      Percent
Name and Address of                                    Shares        Before       After
Beneficial Owner                                       Owned        Offering     Offering
-------------------------------------------------- -------------- ------------- -----------
Brian D. Knight                                        5,500,000        19.95%       18.13%
c/o TotalMed Systems, Inc.
1200 S.E. Maynard Road
Suite 203
Cary, NC 27511
-------------------------------------------------- -------------- ------------- -----------
James Sterling                                         5,500,000        19.95%       18.13%
c/o TotalMed Systems, Inc.
1200 S.E. Maynard Road
Suite 203
Cary, NC 27511
-------------------------------------------------- -------------- ------------- -----------
Laurence Watkins                                               0            0%           0%
c/o TotalMed Systems, Inc.
1200 S.E. Maynard Road
Suite 203
Cary, NC 27511
-------------------------------------------------- -------------- ------------- -----------

-------------------------------------------------- -------------- ------------- -----------
All Directors and Officers as a Group (3 Persons)     11,000,000        39.90%       36.26%
-------------------------------------------------- -------------- ------------- -----------

                            SELLING SECURITY HOLDERS

The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of the date of this prospectus. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.



                                         Ownership of Shares of
                                         Common Stock                                                   Ownership of
Shares of
                                         Prior to                                                       Common Stock
                                         Offering                      Number of Shares  After Offering
Selling Shareholder                      Shares (1)    Percentage(1)   Offered Hereby    Percentage(1)  Notes
-------------------                      ----------    -------------   --------------    -------------  -----
Brian D. Knight                           5,500,000    19.95%                 500,000    18.13%         2
James Sterling                            5,500,000    19.95%                 500,000    18.13%         3
Henry Gasiorowski                           250,000    *                      250,000      0
Jeffrey Phelan                              950,000    3.45%                  950,000      0
Hal Lenoble                               1,000,000    3.63%                1,000,000      0
Sam Ruggeri                               1,000,000    3.63%                1,000,000      0
Heritage Capital Mortgage                 1,000,000    3.63%                1,000,000      0            4
John Aloisia                                500,000    1.81%                  500,000      0
Richard Vita                                250,000    *                      250,000      0
Frank Giorgio                               500,000    1.81%                  500,000      0
Keith L. Bub                                500,000    1.81%                  500,000      0
Anjani K. Sinha                             125,000    *                      125,000      0
Francis Devlin                              125,000    *                      125,000      0
Rinaldo Pace                                375,000    1.36%                  375,000      0
Robert Maimoni                              125,000    *                      125,000      0
Howard and Sharon Lynch                     125,000    *                      125,000      0
L. & T. Lynch                               250,000    *                      250,000      0
Thomas and Linda Muratore                   250,000    *                      250,000      0
Dave Qury                                   600,000    2.18%                  600,000      0
Sam Sgambati                                600,000    2.18%                  600,000      0
Daniel and Carol Gallagher                  250,000    *                      250,000      0
Joseph Mighdoll                             250,000    *                      250,000      0
Steven F. and Donna L. Pacilio              125,000    *                      125,000      0
Fred M Ainsley                              125,000    *                      125,000      0
Pierre Khaschassoff                         125,000    *                      125,000      0
Fred H. Morris                              125,000    *                      125,000      0
Pia Hoffman                                 125,000    *                      125,000      0
Richard Mighdoll                            125,000    *                      125,000      0
Victoria Sweet                              325,000    1.18%                  325,000      0
Don Giorgio                                 250,000    *                      250,000      0
Frank Giorgio                               175,000    *                      175,000      0
Steven C. Fallis                            125,000    *                      125,000      0
Denise Veracka                              100,000    *                      100,000      0
Michael Ossam                               100,000    *                      100,000      0
Vincent Aldorasi                            100,000    *                      100,000      0
Larissa Kravchenko                          100,000    *                      100,000      0
Hasan Karachopan                            250,000    *                      250,000      0
Anthony Marino                              200,000    *                      200,000      0
Christopher Ferraro                          50,000    *                       50,000      0
Michael Ferraro                              50,000    *                       50,000      0
Peter Ferraro                                50,000    *                       50,000      0
Peter Ferraro                                50,000    *                       50,000      0
Carol Meunier                               925,000    3.35%                  925,000      0
Duane Potter                                950,000    3.45%                  950,000      0
Robert Harrington                           900,000    3.26%                  900,000      0

James Fitzsimons                            100,000    *                      100,000      0
Daniel Capra, Jr.                            50,000    *                       50,000      0
Daniel Gallagher                             50,000                            50,000      0
Ralph Taylor                                 50,000    *                       50,000      0
Vladimir Kravchenko                       1,350,000    4.90%                1,350,000      0
Keith L. Bub                                100,000                           100,000      0
Daniel Devlin                               100,000                           100,000      0
John S. Gasiorowski                         100,000                           100,000      0
James Dodrill                               100,000                           100,000      0


* = less than one percent

1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

2) Mr. Knight is our Chief Executive Officer, President and Chairman of our Board of Directors

3)   Mr. Sterling is our Chief Financial Officer, Chief Operating
Officer and a Director.

                          DESCRIPTION OF SECURITIES

General


         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, 27,575,000 shares of common stock are issued and outstanding. In our articles of incorporation, we have chosen to not be governed by certain provisions of the Florida Business Corporation Act. These provisions are the Section 607.0901 (affiliated transactions) and 607.0902 (control share acquisitions). These provisions were designed to deter hostile takeovers of corporations. In general, these provisions would limit the voting rights of investors who attempt to purchase a controlling interest in the Company. Because we have chosen to not be governed by these provisions it will be easier for an individual to purchase a controlling interest in our company than if we had chosen to be governed by such provisions.


Common Stock

         We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 27,575,000 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         The holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock

         The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.

Market for Common Equity and Related Stockholder Matters

         There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.


         As of June 30, 2006, there were 54 shareholders of record of our common stock and a total of 27,575,000shares outstanding. 17,575,000 of these shares are being registered in this offering, which represents all shares that are not held by officers or directors of the Company and 1,000,000 shares that are held by our officers and directors.


         Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule
144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 10,000,000 shares of our common stock that are not being offered by this registration statement that could in the future be sold pursuant to rule 144.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 15, 2004 the Company issued 5,000,000 shares of common stock to each of the Company's two founders, Brian Knight and James Sterling as compensation for the formation of the corporation and services rendered for a value of $10,000 or $0.001 per share.


         On June 30, 2006 the Company issued 500,000 shares of common stock to each of the Company's two founders, Brian Knight and James Sterling as compensation not taken in the beginning of the formation of the corporation for a value of $1,000,000 or $1.00 per share. These shares are being registered for resale by Messrs Knight and Sterling in this offering.

                      DISCLOSURE OF COMMISSION POSITION
              OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                             PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $1.50 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

         We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                LEGAL MATTERS


         The Law Office of James G. Dodrill II, P.A. of Boca Raton, Florida will provide an opinion for us regarding the validity of the common stock offered in this prospectus. Mr. James Dodrill is the holder of 100,000 shares of our common stock, which he received as partial payment for legal services previously rendered which are unrelated to the preparation of this prospectus. Mr. Dodrill is a selling shareholder in the offering registered by this registration statement.


                                   EXPERTS

         The financial statements of TotalMed Systems, Inc. included in this prospectus have been so included in reliance on the reports of Gately & Associates, LLC an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to TotalMed Systems, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by referene herein. Such request should be directed to us at TotalMed Systems, Inc., 1200 S.E. Maynard Road, Suite 203, Cary, NC 27511, Attention: Brian D. Knight, CEO. Our Internet address is ww.totalmed.com.

         Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

TOTALMED SYSTEMS, INC.
(a development stage company)

FINANCIAL STATEMENTS

As Of December 31, 2005
And December 31, 2004


INDEPENDENT REGISTERED AUDITORS REPORT                             	F-1

BALANCE SHEET                                                           F-2

STATEMENT OF OPERATIONS                                                 F-3

STATEMENT OF STOCKHOLDERS' EQUITY                                       F-4

STATEMENT OF CASH FLOWS                                                 F-8

FINANCIAL STATEMENT FOOTNOTES                                           F-9

REPORT OF INDEPENDENT REGISTERED ACCOUNTANT


To the Board of Directors and Stockholders
Totalmed Systems, Inc.
(a development stage company)



We have audited the accompanying balance sheet of Totalmed Systems, Inc. (a development stage company), as of December 31, 2005 and 2004, and the related statements of operations, stockholders equity and cash flows for the twelve months then ended December 31, 2005, the 47 days ended December 31, 2004 and from inception, November 15, 2004, through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Totalmed Systems, Inc. (a development stage company), as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the twelve months ended December 31, 2005, the 47 days ended December 31, 2004 and from inception (November 15, 2004) through December 31, 2005 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



	/s/Gately & Associates, LLC
	Gately & Associates, LLC
	Certified Public Accountants
	Altamonte Springs, Florida
	June 15, 2006


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                                  BALANCE SHEET
                  As of December 31, 2005 and December 31, 2004


                                     ASSETS

CURRENT ASSETS                                                   12/31/2005      12/31/2004
--------------                                                  ------------    ------------
        Cash                                                    $    208,215    $         40
        Investment securities                                        101,615              --
                                                                ------------    ------------

                         Total Current Assets                        309,830              40
                                                                ------------    ------------
FIXED ASSETS
------------
        Computer program license                                     250,000              --
        Equipment                                                     13,574              --
        Accum Deprec - Equip                                          (1,110)             --
        Furniture & Fixtures                                           3,444              --
        Accum Deprec - Furn & Fixt                                      (292)             --
                                                                ------------    ------------

                         Total Fixed Assets                          265,616

                         TOTAL ASSETS                           $    575,446    $         40
                                                                ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
-------------------
        Accounts payable                                        $         --    $         --
        Accrued expenses                                               2,500           5,000
        Deposits received                                            225,000              --
        Notes payable                                                 80,410              --
        Loans from stockholders                                           --             100
                                                                ------------    ------------

                         Total Current Liabilities                   307,910           5,100
                                                                ------------    ------------
LONG-TERM LIABILITIES
---------------------
        None                                                              --              --
                                                                ------------    ------------

                         TOTAL LIABILITIES                           307,910           5,100
                                                                ------------    ------------

STOCKHOLDERS' EQUITY
--------------------
        Common Stock, $.001 par value
            Authorized: 100,000,000
            Issued: 25,225,000 and 10,000,000, respectively           25,225          10,000
        Additional paid in capital                                 3,209,775              --
        Accumulated deficit during development stage              (2,967,464)        (15,060)
                                                                ------------    ------------
                         Total Stockholders' Equity                  267,536          (5,060)
                                                                ------------    ------------

                         TOTAL LIABILITIES AND EQUITY           $    575,446    $         40
                                                                ============    ============

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                             STATEMENT OF OPERATIONS
                For the twelve months ending December 31, 2005 ,
          From inception (November 15, 2004) through December 31, 2004
          From inception (November 15, 2004) through December 31, 2005


                                                    TWELVE           FROM           FROM
                                                    MONTHS        INCEPTION       INCEPTION
                                                  12/31/2005      12/31/2004      12/31/2005
                                                 ------------    ------------     ----------

REVENUE                                          $         --    $         --     $       --
-------

COST OF SERVICES                                           --              --             --
----------------                                 ------------    ------------    -----------

GROSS PROFIT OR (LOSS)                                     --              --             --
----------------------

GENERAL AND ADMINISTRATIVE EXPENSES                 2,948,204          15,060      2,963,264
-----------------------------------              ------------    ------------

OPERATING INCOME                                   (2,978,204)        (15,060)    (2,963,264)
----------------                                 ------------    ------------     -----------

INTEREST EXPENSE                                       (5,410)             --         (5,410)
----------------

DIVIDEND INCOME                                         1,210              --          1,210
---------------

NET LOSS                                         $ (2,982,404)   $    (15,060)   $(2,967,464)
--------                                         ============    ============    ===========


Earnings (loss) per share, basic                 $      (0.17)   $      (0.01)
--------------------------------

Weighted average number of common shares           17,270,834       1,250,000
----------------------------------------

   The accompanying notes are an integral part of these financial statements.




                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued as officers'             10,000,000    $    10,000    $        --   $        --    $    10,000
    compensation on company formation
    November 15, 2004 at $0.001 per share

Net income (loss)                                                                           (15,060)       (15,060)
                                            -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2004                   10,000,000    $    10,000    $        --   $   (15,060)   $    (5,060)
                                            -----------    -----------    -----------   -----------    -----------

Common stock issued for cash                    250,000            250         49,750                       50,000
    January 18, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              950,000            950        189,050                      190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,000,000          1,000        199,000                      200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,000,000          1,000        199,000                      200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,000,000          1,000        199,000                      200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              925,000            925        184,075                      185,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              950,000            950        189,050                      190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              900,000            900        179,100                      180,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,350,000          1,350        268,650                      270,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued as compensation             100,000            100         19,900                       20,000
    May 9, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005
                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued for cash                    250,000            250         49,750                       50,000
    June 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    500,000            500         99,500                      100,000
    June 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    500,000            500         99,500                      100,000
    June 2, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    500,000            500         99,500                      100,000
    June 9, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    375,000            375         74,625                       75,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    July 14, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000            250         49,750                       50,000
    July 20, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000            250         49,750                       50,000
    July 20, 2005 at $0.20
    per share on private placement


   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005
                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued for cash                    250,000            250         49,750                       50,000
    August 23, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000            250         49,750                       50,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000            250         49,750                       50,000
    September 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    September 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    September 30, 2005 at $0.20
    per share on private placement

Common stock issued for services                600,000            600        119,400                      120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for services                600,000            600        119,400                      120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for cash                    250,000            250         49,750                       50,000
    October 21, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000            125         24,875                       25,000
    October 21, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005
                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued for cash                    125,000            125         24,875                       25,000
    November 10, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    100,000            100         49,900                       50,000
    November 28, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    100,000            100         49,900                       50,000
    November 29, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    100,000            100         49,900                       50,000
    December 4, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    100,000            100         49,900                       50,000
    December 16, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    200,000            200         99,800                      100,000
    December 28, 2005 at $0.50
    per share on private placement

Net income (loss)                                                                        (2,952,404)    (2,952,404)
                                            -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2005                   25,225,000    $    25,225    $ 3,209,625   $(2,967,464)   $   267,536
                                            ===========    ===========    ===========   ===========    ===========

   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                For the twelve months ending December 31, 2005 ,
          From inception (November 15, 2004) through December 31, 2004
          From inception (November 15, 2004) through December 31, 2005


                                                                        TWELVE            FROM            FROM
                                                                        MONTHS         INCEPTION        INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES                                  12/31/2005       12/31/2004       12/31/2005
------------------------------------                                 ------------    ------------       ----------
        Net income (loss)                                            $ (2,952,404)   $    (15,060)     $ (2,997,464)
                                                                     ------------    ------------      ------------

        Adjustments to reconcile net income to net cash provided by (used in) operating activities:

        Stock issued as compensation                                    1,875,000          10,000         1,885,000
        Depreciation                                                        1,402              --             1,402
        (Increase) Decrease in accounts receivable                             --              --                --
        Increase (Decrease) in accounts payable                                --              --                --
        Increase (Decrease) in accrued expenses                            (2,500)          5,000             2,500
        Increase (Decrease) in deposits                                   225,000              --           225,000
                                                                     ------------    ------------      ------------

                         Total adjustments to net income                2,098,902          15,000         2,113,902
                                                                     ------------    ------------      ------------

        Net cash provided by (used in) operating activities              (853,502)            (60)         (853,562)
                                                                     ------------    ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

        Equipment                                                         (13,574)             --           (13,574)
        Furniture & Fixtures                                               (3,444)             --            (3,444)
        Software license                                                 (250,000)             --          (250,000)
        Investment Securities                                            (101,615)             --          (101,615)
                                                                     ------------    ------------      ------------

        Net cash flows provided by (used in) investing activities        (368,633)             --          (368,633)
                                                                     ------------    ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

        Proceeds from stock issuance                                    1,350,000              --         1,350,000
        Notes Payable                                                      80,410              --            80,410
        Loan from stockholder                                                (100)            100                --
                                                                     ------------    ------------      ------------

        Net cash provided by (used in) financing activities             1,430,310             100         1,430,410
                                                                     ------------    ------------      ------------

CASH RECONCILIATION
-------------------

        Net increase (decrease) in cash                                   208,175              40           208,215
        Cash - beginning balance                                               40              --                --
                                                                     ------------    ------------      ------------

CASH BALANCE END OF PERIOD                                           $    208,215    $         40      $    208,215
                                                                     ============    ============      ============


   The accompanying notes are an integral part of these financial statements.

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Totalmed Systems, Inc. (the Company), a development stage company, was incorporated on November 15, 2004 in the State of Florida. The Company intends to provide healthcare management software, security hardware and services to physician practices, small critical access hospitals and healthcare provider organizations.

The Company uses U.S. Generally Accepted Accounting Principles and has chosen a December 31st year end.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

The Company plans to lease software that it has internally developed or has purchased the rights to distribute. The costs of this software will be amortized over its useful life once revenues are generated. Software that the Company purchases the distribution rights to that will be continually updated by the vendor is held as an intangible asset initially valued at cost. Quarterly the Company will asses the future cash inflows from the purchase of the distribution rights and will reduce the cost value of these rights when future cash inflows are projected as being below the cost of these rights.

In addition, the Company intends to provide service to its clients to maintain computer system software and provide web hosting whereby the cost of this will be ongoing and the cost of these services recorded as an ongoing cost of personnel.

Tangible property used by the Company will be depreciated as an expense over the useful lives of that property.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.


Property and Equipment
---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $500.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Useful lives of tangible assets are as follows:

	Furniture and fixtures		7 Years
	Computer equipment		5 Years

Useful lives of intangible property will be amortized over the contract life or, if there is no contract term, valued at cost and then will be lowered in value when future cash inflows are less than cost. Internally prepared software will be capitalized at costs in the final stage of development once technological feasibility is reached. The Company will then estimate the life of the asset and amortize the asset over that period. If future cash inflows of these assets is less than the capitalized cost then the value of the asset will be reduced.


Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock  Based  Compensation
--------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Stock based compensation at inception was valued at the par value of the stock as there was no fair value established at inception. Stock issued for services to non-employees is valued at the closest stock value at the time of issuance.

Subsequent to year end, the Company adopted SFAS 123(R) which had no effect on the stock issued to date.

Cash  and  Cash  Equivalents, investments and Credit Risk
---------------------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

The Company's investments are held at cost or fair market value in accordance with statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS
115). The Company holds its investments at cost as a current asset. These funds are held in non-bank money market funds which earn interest that are captioned as dividends that are reinvested. There are no available for sale or held to maturity debt securities.

Earnings Per Share
--------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.


NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
            ---------------------------------

Significant relationship with (1) company affiliated through common ownership and/or management is as follows:

The Company has compensated officers of the Company with compensation in the form of stock as described in the equity footnote number 6.

The Company has entered into note payables with shareholders as noted in the note payable footnote number.

NOTE  4 -  INCOME  TAXES
           -------------

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $132,700 for the nine months ended September 31, 2005 and $1,650 for the two months ending December 31, 2004. These tax benefits will expire 20 years from inception.

NOTE 5 - NOTES PAYABLE
         --------------
The Company has entered into four note payables with investors that are not related to the Company as employees or officers as described below:

On April 4, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $5,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 11, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $20,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 14, 2005, the Company entered into two (2) notes payable with two of its investors. The notes are in the amount of $25,000 each with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On May 11, 2005, the Company entered into a note payable with Vladimir Kravchenko. The note is in the amount of $100,000 with 15% interest to be accrued. The principle and interest is due at the end of twelve months from the inception date of the note. The note was satisfied in full on October 17, 2005.

Note issued for the purchase of territory rights:

The Company has entered into an agreement dated June 1, 2005, whereby territory rights will be provided to purchaser for the purpose of marketing and sales of the Company product. The agreement provided that deposits towards the purchase price of $250,000 was held in escrow until October 15, 2005, the closing payment date for the Territory License. The total amount of $250,000 was paid as described. These rights are presented in the balance sheet as property and equipment. Subsequent to year-end, the Company determined the asset to be impaired and reduced its value to $0.00.

NOTE  6 -  SHAREHOLDERS'  EQUITY
           ---------------------

Common Stock
------------

The Company has authorized one hundred million (100,000,000) shares of common
Stock with a par value of $.001. The Company has 25,225,000 shares of common stock issued and outstanding.

On November 15, 2004 the Company issued 10,000,000 shares of common stock to the Company's two founders as compensation for the formation of the corporation and services rendered for a value of $10,000 or $0.001 per share.

During the twelve months ended December 31, 2005, the Company issued 5,850,000 shares in a private stock offering considered exempt from registration with the U.S. Securities and Exchange Commission at a total value of $1,350,000.

During the twelve months ending December 31, 2005 the Company issued 9,375,000 shares of common stock for consulting services at a total value of $1,875,000.


Common Stock Recorded as Compensation
----------------------------------------------

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule
144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding.

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.


NOTE  7 -  COMMITMENTS  AND  CONTINGENCIES
           -------------------------------

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

NOTE  8 -  LITIGATION, CLAIMS AND ASSESSMENTS
            ----------------------------------

From time to time in the normal course of business the Company will be involved in litigation. The Company's management has determined any asserted or unasserted claims to be immaterial to the financial statements.

NOTE  9 - GOING CONCERN
           -------------

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in its industry. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  10 - RESTATEMENT OF FINANCIAL STATEMENTS
           -----------------------------------

The Company had previously classified on the balance sheet a computer program license as inventory in the amount of $250,000. The Company has the right to sell the use of this program to its clients. Subsequent to the financial statements dated December 31, 2005, the Company sold the usage of this program to only one customer. At June 30, 2006 the Company declared this asset as impaired and recorded the impairment loss during the second quarter of 2006. The Company has internally developed a program to replace this program as the program provider does not have the ability to support the program.

                            TOTALMED SYSTEMS, INC.
                        (a development stage company)

                             FINANCIAL STATEMENTS
                                June 30, 2006

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                                  BALANCE SHEET
                   As of June 30, 2006 and December 31, 2005

                                     ASSETS
                                     ------

CURRENT ASSETS                                                     6/30/2006      12/31/2005
--------------                                                   ------------    ------------
           Cash                                                  $    101,398    $    208,533
           Investment securities                                       12,767         101,615
                                                                 ------------    ------------

                      Total Current Assets                            114,165         310,148
                                                                 ------------    ------------

FIXED ASSETS
------------
           Computer program license and distribution rights            30,000         250,000
           Computers and software                                      33,614              --
           Accum deprec - Comp & software                              (2,616)             --
           Equipment                                                   15,943          13,574
           Accum Deprec - Equip                                        (1,836)         (1,110)
           Furniture & Fixtures                                         8,345           3,444
           Accum Deprec - Furn & Fixt                                    (864)           (292)
                                                                 ------------    ------------

                      Total Fixed Assets                               82,586         265,616
                                                                 ------------    ------------

OTHER ASSETS
------------
           Deposits - Lease                                             1,350              --
                                                                 ------------    ------------


                      TOTAL ASSETS                               $    198,101    $    575,764
                                                                 ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
-------------------

           Accounts payable                                      $      3,460    $      2,500
           Accrued expenses                                               750              --
           Deposits received                                          345,000         225,000
           Notes payable                                               81,236          80,410
                                                                 ------------    ------------

                      Total Current Liabilities                       430,446         307,910
                                                                 ------------    ------------

LONG-TERM LIABILITIES
---------------------

           None                                                            --              --
                                                                 ------------    ------------

                      TOTAL LIABILITIES                               430,446         307,910
                                                                 ------------    ------------

STOCKHOLDERS' EQUITY
--------------------

           Common Stock, $.001 par value
               Authorized: 100,000,000
               Issued: 27,525,000 and 25,225,000, respectively         27,575          25,225
           Additional paid in capital                               4,932,425       3,209,775
           Accumulated deficit during development stage            (5,192,345)     (2,967,164)
                                                                 ------------    ------------

                      Total Stockholders' Equity                     (232,345)        267,854
                                                                 ------------    ------------

                      TOTAL LIABILITIES AND EQUITY               $    198,101    $    575,764
                                                                 ============    ============

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                             STATEMENT OF OPERATIONS
                For the six months ending June 30, 2006 and 2005
            From inception (November 15, 2004) through June 30, 2006


                                                SIX            THREE           SIX            THREE            FROM
                                               MONTHS          MONTHS         MONTHS          MONTHS         INCEPTION
                                             6/30/2006       6/30/2005      6/30/2005        6/30/2005       6/30/2006
                                           ------------    ------------    ------------     -----------    ------------
REVENUE                                    $     43,390    $         --    $         --    $         --    $    43,390
-------

COST OF SERVICES                                 13,769           7,351              --              --             --
----------------                           ------------    ------------    ------------    ------------    -----------

GROSS PROFIT OR (LOSS)                           29,621          (7,351)             --              --         29,621
----------------------

SOFTWARE DEVELOPMENT COSTS                       93,000          93,000              --              --         93,000
--------------------------

GENERAL AND ADMINISTRATIVE EXPENSES           1,912,515       1,304,639       1,956,391       1,907,507      4,875,461
-----------------------------------        ------------    ------------    ------------    ------------    -----------

OPERATING INCOME                             (1,975,894)     (1,404,990)     (1,956,391)     (1,907,507)    (4,938,840)
----------------                           ------------    ------------    ------------    ------------    -----------

INTEREST EXPENSE                                   (826)            (84)             --              --         (6,236)
----------------

DIVIDEND INCOME                                   1,521             746              --              --          2,731
---------------                            ------------    ------------    ------------    ------------    -----------

IMPAIRMENT LOSS ON ASSET                       (250,000)       (250,000)             --              --       (250,000)
------------------------                   ------------    ------------    ------------    ------------    -----------

NET LOSS                                   $ (2,225,199)   $ (1,654,328)   $ (1,956,391)   $ (1,907,507)   $(5,192,345)
-------------------                        ============    ============    ============    ============    ===========


Earnings (loss) per share, basic           $      (0.08)                   $      (0.12)
--------------------------------

Weighted average number of common shares     26,679,168      16,366,667
----------------------------------------

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of jUNE 30, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued as officers'              10,000,000   $     10,000   $         --   $         --    $     10,000
    compensation on company formation
    November 15, 2004 at $0.001 per share

Net income (loss)                                                                             (15,060)        (15,060)

                                            ------------   ------------   ------------   ------------    ------------

Balance, December 31, 2004                    10,000,000   $     10,000   $         --   $    (15,060)   $     (5,060)
                                            ------------   ------------   ------------   ------------    ------------

Common stock issued for cash                     250,000            250         49,750                         50,000
    January 18, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               950,000            950        189,050                        190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,000,000          1,000        199,000                        200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,000,000          1,000        199,000                        200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,000,000          1,000        199,000                        200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               925,000            925        184,075                        185,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               950,000            950        189,050                        190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               900,000            900        179,100                        180,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,350,000          1,350        268,650                        270,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued as compensation              100,000            100         19,900                         20,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000            250         49,750                         50,000
    June 1, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of March 31, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued for cash                     500,000            500         99,500                        100,000
    June 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     500,000            500         99,500                        100,000
    June 2, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     500,000            500         99,500                        100,000
    June 9, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     375,000            375         74,625                         75,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    July 14, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000            250         49,750                         50,000
    July 20, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000            250         49,750                         50,000
    July 20, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000            250         49,750                         50,000
    August 23, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000            250         49,750                         50,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000            250         49,750                         50,000
    September 1, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of March 31, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued for cash                     125,000            125         24,875                         25,000
    September 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    September 30, 2005 at $0.20
    per share on private placement

Common stock issued for services                 600,000            600        119,400                        120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for services                 600,000            600        119,400                        120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for cash                     250,000            250         49,750                         50,000
    October 21, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    October 21, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000            125         24,875                         25,000
    November 10, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    November 28, 2005 at $0.50
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    November 29, 2005 at $0.50
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    December 4, 2005 at $0.50
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    December 16, 2005 at $0.50
    per share on private placement

   The accompanying notes are an integral part of these financial statements

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of March 31, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued for cash                     200,000            200         99,800                        100,000
    December 28, 2005 at $0.50
    per share on private placement


Net income (loss)                                                                          (2,952,086)     (2,952,086)

                                            ------------   ------------   ------------   ------------    ------------

Balance, December 31, 2005                    25,225,000   $     25,225   $  3,209,775   $ (2,967,146)   $    267,854
                                            ============   ============   ============   ============    ============

Common stock issued for cash                     400,000            400        199,600                        200,000
    January 24, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    January 31, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    February 28, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    March 20, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     150,000            150         74,850                         75,000
    March 22, 2006 at $0.50
    per share on private placement

Common stock issued for cash                      50,000             50         24,950                         25,000
    March 22, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     200,000            200         99,800                        100,000
    May 12, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000            100         49,900                         50,000
    May 17, 2006 at $0.50
    per share on private placement

Common stock issued for cash                      50,000             50         24,950                         25,000
    May 23, 2006 at $0.50
    per share on private placement

Common stock issued for cash                      50,000             50         24,950                         25,000
    May 26, 2006 at $0.50
    per share on private placement


Common stock issued for cash                     100,000            100         99,900                        100,000
    June 26, 2006 at $1.00
    per share on private placement

Common stock issued as compensation            1,000,000           1,000       999,000                      1,000,000
    June 30, 2006 at $1.00 per share

Net income (loss)                                                                          (2,225,199)     (2,225,199)

                                            ------------   ------------   ------------   ------------    ------------

Balance, June 30, 2006                        27,575,000   $     27,575   $  4,932,425   $ (5,192,345)   $   (232,345)
                                            ============   ============   ============   ============    ============

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                For the six months ending June 30, 2006 and 2005,
            From inception (November 15, 2004) through March 31, 2006

                                                                            SIX            SIX             FROM
                                                                          MONTHS         MONTHS         INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES                                     6/30/2006      6/30/2005        6/30/2006
------------------------------------                                   ------------    ------------    ------------
           Net income (loss)                                           $ (2,225,199)   $ (1,956,391)   $ (5,192,345)
                                                                       ------------    ------------    ------------

           Adjustments to reconcile net income to net cash provided by (used in) operating activities:

           Stock issued as compensation                                   1,050,000       1,635,000       2,935,000
           Depreciation                                                       3,914             197           5,316
           Impairment loss                                                  250,000              --         250,000
           (Increase) Decrease in deposits                                   (1,350)             --          (1,350)
           Increase (Decrease) in accounts payable                              960              --           3,460
           Increase (Decrease) in accrued expenses                              750              --             750
           Increase (Decease) in accrued interest                               826           1,804           6,236
           Increase (Decrease) in deposits                                  120,000          58,500         345,000
                                                                       ------------    ------------    ------------

                      Total adjustments to net income                     1,425,100       1,695,501       3,544,412
                                                                       ------------    ------------    ------------

           Net cash provided by (used in) operating activities             (800,099)       (260,890)     (1,647,933)
                                                                       ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

           Equipment                                                         (2,369)         (4,309)        (15,943)
           Computers and software                                           (33,614)             --         (33,614)
           Furniture & fixtures                                              (4,901)         (3,225)         (8,345)
           Software license                                                 (30,000)       (250,000)       (280,000)
           Investment securities                                                 --              --              --
                                                                       ------------    ------------    ------------

           Net cash flows provided by (used in) investing activities        (70,884)       (257,534)       (337,902)
                                                                       ------------    ------------    ------------


CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

           Proceeds from stock issuance                                    675,000         550,000       2,025,000
           Cash Received on notes payable                                       --         175,000         175,000            81,152
           Cash (Paid) on notes payable                                         --              --        (100,000)
           Loan received from shareholder                                       --           2,128           2,228        --
           Loan (paid) to shareholder                                           --          (2,064)         (2,228)
                                                                       ------------    ------------    ------------

           Net cash provided by (used in) financing activities              675,000         725,064       2,100 000
                                                                       ------------    ------------    ------------

CASH RECONCILIATION
-------------------

           Net increase (decrease) in cash                                 (195,983)        206,640         114,165
           Cash - beginning balance                                         310,148              40              --
                                                                       ------------    ------------    ------------

CASH BALANCE END OF PERIOD                                             $    114,165    $    206,680    $    114,165
                                                                       ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Totalmed Systems, Inc. (the Company), a development stage company, was incorporated on November 15, 2004 in the State of Florida. The Company intends to provide healthcare management software, security hardware and services to physician practices, small critical access hospitals and healthcare provider organizations.

The Company uses U.S. Generally Accepted Accounting Principles and has chosen a December 31st year end.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

The Company plans to lease software that it has internally developed or has purchased the rights to distribute. The costs of this software will be amortized over its useful life once revenues are generated. Software that the Company purchases the distribution rights to that will be continually updated by the vendor is held as an intangible asset initially valued at cost. Quarterly the Company will asses the future cash inflows from the purchase of the distribution rights and will reduce the cost value of these rights when future cash inflows are projected as being below the cost of these rights.

In addition, the Company intends to provide service to its clients to maintain computer system software and provide web hosting whereby the cost of this will be ongoing and the cost of these services recorded as an ongoing cost of personnel.

Tangible property used by the Company will be depreciated as an expense over the useful lives of that property.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.


Property and Equipment
---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $500.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Useful lives of tangible assets are as follows:

	Furniture and fixtures		7 Years
	Computer equipment		5 Years

Useful lives of intangible property will be amortized over the contract life or, if there is no contract term, valued at cost and then will be lowered in value when future cash inflows are less than cost. Internally prepared software will be capitalized at costs in the final stage of development once technological feasibility is reached. The Company will then estimate the life of the asset and amortize the asset over that period. If future cash inflows of these assets is less than the capitalized cost then the value of the asset will be reduced.


Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock  Based  Compensation
--------------------------

The Company used SFAS No.123, "Accounting For Stock Based Compensation," for the years ending December 31, 2005 and 2004. As required by a revision of this standard, the Company has adopted on January 1, 2006 SFAS No. 123 (R) to account for stock based compensation whereby through this adoption the Company accounts for amounts regarding stock based compensation at its expense instead of proforma results. For this transition the Company has elected the prospective method to account for the change. For the six months ended June 30, 2006 stock issued as compensation was recorded as an expense for the fair value of the stock at the time of issuance. The Company does not have a formal plan for stock issued to employees and nor does it have a stock option plan.


Cash  and  Cash  Equivalents, investments and Credit Risk
---------------------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

The Company's investments are held at cost or fair market value in accordance with statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS
115). The Company holds its investments at cost as a current asset. These funds are held in non-bank money market funds which earn interest that are captioned as dividends that are reinvested. There are no available for sale or held to maturity debt securities.

Earnings Per Share
--------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.


NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
            ---------------------------------

Significant relationship with (1) company affiliated through common ownership and/or management is as follows:

The Company has compensated officers of the Company with compensation in the form of stock as described in the equity footnote number 6.

The Company has entered into note payables with shareholders as noted in the note payable footnote number.

NOTE  4 -  INCOME  TAXES
           -------------

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $590,500 for the twelve months ended
December 31, 2005 and $3,000 for the two months ending December 31, 2004.
These tax benefits will expire 20 years from inception.

NOTE 5 - NOTES PAYABLE
         --------------
The Company has entered into four note payables with investors that are not related to the Company as employees or officers as described below:

On April 4, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $5,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 11, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $20,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 14, 2005, the Company entered into two (2) notes payable with two of its investors. The notes are in the amount of $25,000 each with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On May 11, 2005, the Company entered into a note payable with Vladimir Kravchenko. The note is in the amount of $100,000 with 15% interest to be accrued. The principle and interest is due at the end of twelve months from the inception date of the note.

Note issued for the purchase of territory rights:

On March 27, 2006, the Company entered into an agreement whereby rights were given to copy and distribute copies of MedWisdom software. The agreement further grants the Company to use the software for marketing and demonstration, and for the training of customers. The agreement requires a payment of $30,000 upon the effective date of this agreement, and an additional $20,000 plus 60% of ASP Subscription fees and License fees (if applicable) not more than 30 days from TotalMed's receipt of fees payable under the End-User License Agreement.

The Company has entered into an agreement dated June 1, 2005, whereby territory rights will be provided to purchaser for the purpose of marketing and sales of the Company product. The agreement provides that deposits towards the purchase price of $250,000 will be held in escrow until October 15, 2005, the closing payment date for the Territory License. The total amount of $250,000 was paid as described. These rights are presented in the balance sheet as property and equipment. Subsequent to year-end, the Company determined the asset to be impaired and reduced its value to $0.00.



NOTE  6 -  SHAREHOLDERS'  EQUITY
           ---------------------

Common Stock
------------

The Company has authorized one hundred million (100,000,000) shares of common Stock with a par value of $.001. The Company has 27,575,000 shares of common stock issued and outstanding.

On November 15, 2004 the Company issued 10,000,000 shares of common stock to the Company's two founders as compensation for the formation of the corporation and services rendered for a value of $10,000 or $0.001 per share.

During the twelve months ended December 31, 2005, the Company issued 14,625,000 shares in a private stock offering considered exempt from registration with the U.S. Securities and Exchange Commission at a total value of $2,925,000.

During the twelve months ending December 31, 2005 the Company issued 9,375,000 shares of common stock for consulting services at a total value of $1,875,000.

During the six months ended June 30, 2006 the Company issued 1,250,000 shares in a private stock offering considered exempt from registration with the U.S. Securities and Exchange Commission at a value of $625,000, or $0.50 per share.

During the six months ended June 30, 2006 the Company issued 1,100,000 shares in a private stock offering considered exempt from registration with the U.S. Securities and Exchange Commission at a value of $1,100,000, or $1.00 per share.



Common Stock Recorded as Compensation
----------------------------------------------

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding.

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.


NOTE  7 -  COMMITMENTS  AND  CONTINGENCIES
           -------------------------------

The Company entered into a lease agreement with G&K Properties, Inc. on February 7, 2006 for office space. The three year term of the lease started on February 15, 2006 and will terminate on February 28, 2009. The lease calls for monthly payments in the amount of $1,350. The lease payments will escalate to $1,417.50 on March 1, 2007 and to $1,488.37 on March 1, 2008.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity accept for the going concern issue discussed in Footnote No.9.

NOTE  8 -  LITIGATION, CLAIMS AND ASSESSMENTS
            ----------------------------------

From time to time in the normal course of business the Company will be involved in litigation. The Company's management has determined any asserted or unasserted claims to be immaterial to the financial statements.

NOTE  9 - GOING CONCERN
           -------------

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in its industry. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  10 - RESTATEMENT OF FINANCIAL STATEMENTS
           -----------------------------------

The Company had previously classified on the balance sheet a computer program license as inventory in the amount of $250,000. The Company has the right to sell the use of this program to its clients. Subsequent to the financial statements dated December 31, 2005, the Company sold the usage of this program to only one customer. At June 30, 2006 the Company declared this asset as impaired and recorded the impairment loss during the second quarter of 2006. The Company has internally developed a program to replace this program as the program provider does not have the ability to support the program.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by TotalMed Systems. This prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


-----------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant anticipates that it will incur costs in connection with this registration statement as follows:

                  SEC registration fee                          $ 2,821.00
                  Legal fees and expenses                       $50,000.00
                  Accounting fees and expenses                  $ 2,500.00
                  Miscellaneous                                 $ 5,000.00
                                                                ----------
                      Total                                     $60,321.00

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


The following information is furnished with regard to all securities sold by TotalMed Solutions, Inc. within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. The shares were sold through the company's officers and directors. All purchasers were accredited investors who had pre-existing relationships with the comany and all purchasers were provided with information regarding the company's business plan, financial status and risk factors. Additionally, all purchasers were provided with access to the Company's officers so as to receive all material information regarding the Company that the recipient requested. All shares were issued with a restrictive legend and the transactions did not constitute a distribution or public offering.



Date                     Name                                      Number of Shares          Total Price
November 15, 2004        Brian D. Knight                           5,000,000                 *1
November 15, 2004        James Sterling                            5,000,000                 *1
January 18, 2005         Henry Gasiorowski                         250,000                   $ 50,000
May 9, 2005              Jeffrey Phelan                            950,000                   *2
May 9, 2005              Hal Lenoble                               1,000,000                 *3
May 9, 2005              Sam Ruggeri                               1,000,000                 *3
June 1, 2005             Heritage Capital Mortgage                 1,000,000                 *3
June 1, 2005             John Aloisio                              500,000                   $100,000
June 1, 2005             Richard Vita                              250,000                   $ 50,000
June 2, 2005             Frank Giorgio                             500,000                   $100,000
June 9, 2005             Keith L. Bub                              500,000                   $100,000
June 28, 2005            Anjani K. Sinha                           125,000                   $ 25,000
June 28, 2005            Francis Devlin                            125,000                   $ 25,000
June 28, 2005            Rinaldo Pace                              375,000                   $ 75,000
June 28, 2005            Robert Maimoni                            125,000                   $ 25,000
July 14, 2005            Howard and Sharon Lynch                   125,000                   $ 25,000
July 20, 2005            Laurence and T. Lynch                     250,000                   $ 50,000
July 20, 2005            Thomas and Linda Muratore                 250,000                   $ 50,000
July 25, 2005            Dave Oury                                 600,000                   *4
July 25, 2005            Sam Sgambati                              600,000                   *4
August 23, 2005          Daniel and Carol Gallagher                250,000                   $ 50,000
August 23, 2005          Joseph Mighdol                            250,000                   $ 50,000
August 23, 2005          Steven F. and Donna L. Pacilio            125,000                   $ 25,000
August 26, 2005          Fred Ainsley                              250,000                   $ 50,000
August 26, 2005          Pierre Khaschassof                        125,000                   $ 25,000
September 1, 205         Fred H. Morris                            125,000                   $ 25,000
September 15, 2005       Pia Hoffman                               125,000                   $ 25,000
September 15, 2005       Richard Mighdoll                          125,000                   $ 25,000
September 30, 2005       Victoria Sweet                            125,000                   $ 25,000
October 21, 2005         Don Giorgio                               250,000                   $ 50,000
October 21, 2005         Frank Giorgio                             125,000                   $ 25,000
November 10, 2005        Steven C. Fallis                          125,000                   $ 25,000
November 28, 2005        Denise Veracka                            100,000                   $ 50,000
November 29, 2005        Michael Ossam                             100,000                   $ 50,000
December 4, 2005         Vincent Aldorasi                          100,000                   $ 50,000
December 16, 2005        Larissa Kravchenko                        100,000                   $ 50,000
December 28, 2005        Hasan Karachopan                          200,000                   $100,000
January 24, 2006         Anthony Marino                            200,000                   $100,000
January 24, 2006         Christopher Ferraro                       50,000                    $ 25,000
January 24, 2006         Michael Ferraro                           50,000                    $ 25,000
January 24, 2006         Peter Ferraro                             50,000                    $ 25,000
January 24, 2006         Peter Ferraro                             50,000                    $ 25,000
January 27, 2006         Victoria Sweet                            100,000                   $ 50,000
March 20, 2006           Daniel Gallagher                          50,000                    $ 25,000
March 20, 2006           Ralph Taylor                              50,000                    $ 25,000
March 22, 2006           Victoria Sweet                            100,000                   $ 50,000
March 22, 206            Daniel Capra, Jr.                         50,000                    $ 25,000
May 9, 2006              Carol Meunier                             925,000                   *5
May 9, 2006              Dwayne Potter                             950,000                   *6
May 9, 2006              Robert Harrington                         900,000                   *7


Date                     Name                                      Number of Shares          Total Price
May 9, 2006              James Fitzsimons                          100,000                   *8
May 9, 2006              Vladamir Kravchenko                       1,350,000                 *9
May 12, 2006             Daniel Devlin                             100,000                   $ 50,000
May 12, 2006             Ralph Viggiano                            100,000                   $ 50,000
May 17, 2006             Keith L. Bub                              100,000                   $ 50,000
May 23, 2006             Frank Giorgio                             50,000                    $ 25,000
May 26, 2006             Hasan Karachopan                          50,000                    $ 25,000
June 26, 2006            John S. Gasiorowski                       100,000                   $100,000
June 30, 2006            James Dodrill                             100,000                   *10
June 30, 2006            Brian D. Knight                           500,000                   *11
June 30, 2006            James Sterling                            500,000                   *11
July 1, 2006             Joseph Mighdoll                           100,000                   $100,000
July 1, 2006             Robert Mighdoll                           100,000                   $100,000
July 1, 2006             Nancy D. White                            100,000                   $100,000



*1 Issued as compensation for services valued at $10,000
*2 Issued as compensation for marketing services valued at $190,000. *3 Issued as compensation for marketing services valued at $200,000. *4 Issued as compensation for marketing services valued at $120,000
*5 Issued as compensation for public relations services valued at $185,000.
*6 Issued as compensation for public relations services valued at
   $190,000.
*7 Issued as compensation for public relations services valued at
   $180,000.
*8 Issued as compensation for financial advisory consulting services valued at $20,000.
*9 Issued as compensation for financial advisory consulting services valued at $270,000.
*10 Issued as compensation for services previously provided and valued at $100,000
*11 Issued as compensation for services valued at $1,000,000.

                                ITEM 27. EXHIBITS

Exhibit Number                         Description
--------------                         -----------


    3.1           Amended and Restated Articles of Incorporation of TotalMed
                  Systems, Inc.

    3.2           Bylaws of TotalMed Systems, Inc.

    4.1           Specimen certificate of the Common Stock of TotalMed
                  Systems, Inc.

    5.1 Opinion of Law Office of James G. Dodrill II, P.A. as to legality of securities being registered*


   10.1            Dr. Notes Reseller Agreement

   10.2            Compliancy Group Reseller Agreement

   10.3            Nymbus Reseller Agreement

   10.4            El Paso Office Lease

   10.5            MedWisdom Remarketing Agreement

   10.6            Form of Subscription Agreement - sales at $0.20 per share

   10.7            Form of Subscription Agreement - sales at $0.50 per share

   10.8            Form of Subscription Agreement - sales at $1.00 per share

   10.9            Consulting Agreement - Hal Lenoble

   10.10           Consulting Agreement - Dwayne Potter

   10.11           Consulting Agreement - Carole Meunier

   10.12           Consulting Agreement - Robert Harrington

   10.13           Consulting Agreement - Vladimir Kravchenko

   10.14           Consulting Agreement - Sam J. Ruggeri

   10.15           TM West Territory License



    23.1 Consent of Gately & Associates, LLC, independent registered certified public accounting firm, regarding TotalMed Systems, Inc.

    23.2          Consent of Law Office of James G. Dodrill II, P.A.
                  (included in Exhibit 5.1)



                           * to be filed by amendment.

                              ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
                  i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
                  ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
                  iii. Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cary, state of North Carolina on November 1, 2006.

                                    TOTALMED SYSTEMS, INC.

                                    By: /s/ BRIAN D. KNIGHT
                                        -------------------------------
                                        Brian D. Knight
                                        Principal Executive Officer and
                                        Director


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 1, 2006.

By: /s/ BRIAN D. KNIGHT
    --------------------------------
    Brian D. Knight                     Principal Executive Officer and
                                        Director


By: /s/ JAMES STERLING
    --------------------------------
    James Sterling                      Chief Financial Officer and Director


By: /s/ LAURENCE WATKINS
    --------------------------------
    Laurence Watkins                    Director



                                      II-1